HESS CORPORATION

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By-Laws
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HESS CORPORATION

By-Laws

ARTICLE I.

Offices

Section 1.                           Registered Office. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2.                           Other Offices. The Corporation may also have offices at such other places as the Board of Directors may from time to time designate or the business of the Corporation may require.

ARTICLE II.

Seal

The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise used.

ARTICLE III.

Stockholders’ Meetings

Section 1.                           Place. All meetings of the stockholders shall be held at such place either within or without the State of Delaware as may be fixed by the Board of Directors.

Section 2.                           Date and Time of Annual Meeting. An annual meeting of stockholders shall be held on the date and at the time fixed by the Board of Directors, at which the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 3.                           Quorum and Adjournment. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by the General Corporation Law of the State of Delaware, by the Restated Certificate of Incorporation, or by these By-Laws.

If a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 4.                           (a) Voting. At each meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy.  A proxy shall be appointed by an instrument in writing subscribed by such stockholder or by his duly authorized attorney and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. Except as otherwise provided by the General Corporation Law of the State of Delaware, by the Restated Certificate of Incorporation, or by these By-Laws, in all matters other than the election of directors, the affirmative vote of a majority of the shares present, in person or represented by proxy, at the meeting and entitled to vote on the matter shall be the act of the stockholders.

(b) Procedure for Election of Directors; Required Vote. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot.  Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, a majority of the votes cast at any meeting for the election of directors at which a quorum is present shall elect directors.

For purposes of this By-Law, a majority of votes cast shall mean that the number of shares voted “for” a director’s election exceeds fifty percent of the number of votes cast with respect to that director’s election. Votes cast shall include votes to withhold authority in each case and exclude abstentions with respect to that director’s election. Notwithstanding the foregoing, in the event of a contested election of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present.

For purposes of this By-Law, a contested election shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination thereof made by the Secretary as of the close of the applicable notice of nomination period set forth in Section 1(b) of Article IV of these By-Laws. Such determination shall be based on whether one or more notice(s) of nomination were timely filed in accordance with said Section 1(b); provided, however, that the determination that an election is a “contested election” shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity. If, prior to the time the Corporation mails its initial proxy statement in connection with such election of directors, one or more notices of nomination are withdrawn such that the number of candidates for election as director no longer exceeds the number of directors to be elected, the election shall not be considered a contested election, but in all other cases, once an election is determined to be a contested election, directors shall be elected by the vote of a plurality of the votes cast.

(c) Director Qualifications. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 1(b) of Article IV of these By-Laws) to the Secretary at the principal executive offices of the Corporation a written representation and agreement (in the form provided by the Secretary upon request) that such person will abide by the requirements of this Section 4(c) and Section 4(d) of Article III of these By-Laws.

(d) Director Resignations. If a nominee for director who is an incumbent director is not elected and no successor has been elected at such meeting, the director shall promptly tender his or her resignation to the Board of Directors. The corporate governance and nominating committee shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors shall act on the tendered resignation, taking into account the Corporate Governance and Nominating Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within ninety days from the date of the certification of the election results.

The Corporate Governance and Nominating Committee, in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or information that it considers appropriate and relevant. The director who tenders his resignation shall not participate in or vote on the recommendation of the Corporate Governance and Nominating Committee or the decision of the Board of Directors with respect to his resignation. If such incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting and until his successor is duly elected, or his earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors pursuant to this By-Law, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 8 of Article IV of these By-Laws or may decrease the size of the Board of Directors pursuant to the provisions of Section 1(a) of Article IV of these By-Laws.

Section 5.                           Notice of Annual Meetings. Written notice of the annual meeting, stating the place, date and hour of the meeting, shall be delivered in person, or mailed postage prepaid, to each stockholder entitled to vote thereat at such address as appears on the records of the Corporation, not less than ten nor more than fifty days before the date of the meeting.

Section 6.                           List of Stockholders.  At least ten days before every meeting of stockholders, the Secretary shall prepare a complete list of stockholders entitled to vote at said meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either at the place where the meeting is to be held or at a place specified in the notice of meeting within the city where the meeting is to be held. Such list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 7.                           Call of Special Meetings. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of the stockholders for any purpose or purposes may be called only by the Chairman of the Board or the President, and shall be called by the Secretary at the request of the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

Section 8.                           Notice of Special Meetings. Written notice of a special meeting of stockholders, stating the place, date and hour of the meeting and the purpose or purposes for which it is called, shall be delivered in person, or mailed postage prepaid, at least ten days before such meeting, to each stockholder entitled to vote thereat at such address as appears on the records of the Corporation.

Section 9.                           Business at Special Meetings. Business transacted at all special meetings shall be confined to the purpose or purposes stated in the notice.

Section 10.                           Stockholder Action; How Taken. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

ARTICLE IV.

Directors

Section 1.                           (a)  Number, Election and Terms. Except as otherwise fixed pursuant to the provisions of Article FOURTH of the Restated Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time by the Board of Directors but shall not be less than three. The directors elected prior to the 2014 annual meeting of stockholders, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends, or upon liquidation, shall be and are divided into three classes, and each such director shall hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of his or her election and until his or her successor is duly elected and qualified. The directors elected at each annual meeting of stockholders, commencing with the annual meeting in 2014, shall hold office for a term expiring at the next annual meeting of stockholders and until their successors are elected and qualified.

The term “entire Board” as used in these By-Laws means the total number of directors which the Corporation would have if there were no vacancies.

(b)      Stockholder Nomination of Director Candidates. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, ninety days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders.

Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Section 2.  Powers. In addition to the powers and authorities these By-Laws expressly confer on it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by the General Corporation Law of the State of Delaware, by the Restated Certificate of Incorporation or by these By-Laws directed or required to be exercised or done exclusively by the stockholders.

Section 3.                           Expenses and Fees. Each director may be allowed reasonable expenses incurred for attendance at each regular or special meeting of the Board of Directors and of any committee thereof, and each non-employee director shall receive as a director and/or as a member of any committee of the Board of Directors such compensation as may be fixed by the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 4.                           Organization Meeting. As soon as practicable after the annual meeting of the stockholders, a meeting of the newly elected Board of Directors, for the purpose of organization and the election of officers and otherwise, shall be held upon the call and notice specified in Section 6 of this Article.

Section 5.                           Regular Meetings. Regular meetings of the Board of Directors shall be held without notice at the principal office of the Corporation in New York, New York, or at such other place within or without the State of Delaware as shall be fixed by the Board of Directors, at such times as shall be determined by the Board of Directors.

Section 6.                           Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President, on two days’ notice to each director, personally, by mail or by telegram, and shall be called by the Secretary in like manner and on like notice on the written request of a majority of the entire Board of Directors. Special meetings of the Board of Directors shall be held at the place and time designated in the notice of meeting.

Section 7.                           Quorum. At all meetings of the Board of Directors, at least fifty percent of the directors then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by the General Corporation Law of the State of Delaware, by the Restated Certificate of Incorporation or by these By-Laws.

Section 8.                           Newly Created Directorships and Vacancies. Except as otherwise fixed pursuant to the provisions of Article FOURTH of the Restated Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors.  Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders and until such director’s successors shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 9.                           Removal. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office, with or without cause, but only by the affirmative vote of the holders of least 80% of the combined voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 10.                           Action Without Meeting. The provisions of these By-Laws covering notices and meetings to the contrary notwithstanding, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

ARTICLE V.

Committees

The Board of Directors, by resolution passed by a majority of the entire Board of Directors, may establish or discontinue committees, each of which is to consist of two or more of the directors of the Corporation. Each such committee, to the extent provided in these By-Laws or as authorized by the Board of Directors, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

Each committee shall keep a record of its proceedings, and all actions of each committee shall be reported to the Board of Directors at the meeting next succeeding the taking of such action.

Each committee shall define its own rules of procedure, but the presence of at least fifty percent of the members of the whole committee shall in each case be necessary to constitute a quorum of the committee, and the affirmative vote of a majority of the members of the committee present at the meeting shall be necessary to take any action. In the absence of a member of any such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified person.

ARTICLE VI.

Officers

Section 1.                           Titles. The officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents (any of whom may be designated Senior Executive Vice President, Executive Vice President, Group Vice President or Senior Vice President), a Secretary, a Controller, an Auditor and a Treasurer.

Section 2.                           Election. The Board of Directors at its first meeting after each annual meeting of stockholders shall elect the Chief Executive Officer and in addition may elect a President, Vice Presidents (any of whom may be designated as Senior Executive Vice President, Executive Vice President, Group Vice President or Senior Vice President), the Secretary, the Controller, the Auditor and the Treasurer, none of whom need to be members of the Board of Directors.

Section 3.                           Other Officers. The Board of Directors may appoint one or more Assistant Secretaries, one or more Assistant Controllers, one or more Assistant Auditors and one or more Assistant Treasurers, and such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 4.                           Compensation. The compensation of the executive officers of the Corporation shall be determined by the Board of Directors. The compensation of all other employees, representatives and agents of the Corporation shall be determined by delegated authority to the Chief Executive Officer.

Section 5.                           Terms of Office. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. If the office of any officer shall become vacant for any reason, the vacancy may be filled by the Board of Directors.

Section 6.                           Other Powers. In addition to the powers and duties hereinafter specifically prescribed for the respective officers, the Board of Directors may from time to time impose or confer upon any of the officers such additional duties and powers as the Board of Directors may see fit, and the Board of Directors may from time to time impose or confer any or all of the duties and powers hereinafter specifically prescribed for any officer upon any other officer or officers.  The Board of Directors and the Chief Executive Officer may delegate to other officers any authority allocated to them in these By-Laws for the assignment of duties to officers.

Section 7.                           Divisions and Division Officers. The Board of Directors may from time to time establish one or more operating or administrative divisions of the Corporation and assign to such divisions responsibilities for such of the Corporation's business, operations and affairs as the Board may determine. The Board of Directors or the Chief Executive Officer or any other officer of the Corporation so authorized by the Board, may appoint officers of a division for such terms and having such titles, exercising such powers and performing such duties as the Board or such appointing officer of the Corporation may determine. An officer of a division shall not as such be an officer of the Corporation. An officer of a division shall have the power to execute and deliver contracts and other documents relating to the business, operations and affairs of such officer's division on behalf of the Corporation, but shall not have such power with respect to any other division of the Corporation or the Corporation. An officer of a division may be removed with or without cause by the Board of Directors or by the Chief Executive Officer or any other officer of the Corporation then authorized by the Board to appoint officers of a division. Any person who is an officer of the Corporation or any division thereof may also be an officer of any subsidiary of the Corporation.

ARTICLE VII.

Duties of officers

Section 1.                           Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation; he shall, subject to control by the Board of Directors, have full power and complete authority in the management of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors and of all Board committees are carried into effect.

Section 2.                           President. The President shall perform such duties as may be assigned to him from time to time by the Board of Directors or the Chief Executive Officer.

Section 3.                           Senior Executive Vice Presidents, Executive Vice Presidents, and Vice Presidents. The Senior Executive Vice Presidents, Executive Vice Presidents, and Vice Presidents shall perform such duties as may be assigned to them from time to time by the Board of Directors or the Chief Executive Officer or their designees.

Section 4.                           Secretary. The Secretary shall attend and keep the minutes and records of all meetings of the stockholders and of the Board of Directors, give or cause to be given notice of all meetings of stockholders and of the Board of Directors, keep in safe custody the seal of the Corporation, and shall have power when required to affix the seal to any instrument, and when so affixed the seal shall be attested by the signature of the Secretary or such other officer or agents as may be designated by the Board of Directors. The Secretary shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer or their designees.

Section 5.        Assistant Corporate Secretaries and Assistant Secretaries. The Assistant Corporate Secretary or Assistant Corporate Secretaries and the Assistant Secretary or Assistant Secretaries shall perform such of the duties of the Secretary and such other duties as may be assigned from time to time by the Board of Directors or the Chief Executive Officer or their designees.

Section 6.        Treasurer. The Treasurer shall have general charge of the corporate funds and securities and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated pursuant to these By-Laws or by the Board of Directors. He shall see that proper vouchers are taken for all disbursements, and shall render to the Chief Executive Officer and the Board of Directors, whenever required, an account of all transactions of his office. He shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer or their designees.

The Treasurer shall give the Corporation a bond if required by the Board of Directors, in a sum and with one or more sureties satisfactory to the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 7.        Assistant Treasurers. The Assistant Treasurer or Assistant Treasurers shall perform such of the duties of the Treasurer and such other duties as may be assigned to him or them from time to time by the Board of Directors or the Chief Executive Officer or their designees.

Section 8.        Controller. The Controller shall be the chief accounting officer of the Corporation and shall be in charge of, and shall be responsible for, accounting and accounting methods, budgets and preparation of statistics to assist in executive control of the Corporation. He shall prepare such financial statements and reports and perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer or their designees.

Section 9.        Assistant Controllers. The Assistant Controller or Assistant Controllers shall perform such of the duties of the Controller and such other duties as may be assigned to him or them from time to time by the Board of Directors or the Chief Executive Officer or their designees.

Section 10.         Auditor. The Auditor shall review the accounting, financial, and related operations and shall be responsible for measuring the effectiveness of controls. He shall appraise procedures, verify the extent of compliance with controls, prevent and detect fraud or dishonesty, and perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer or their designees.

Section  11.         Assistant Auditors. The Assistant Auditor or Assistant Auditors shall perform such of the duties of the Auditor and such other duties as may be assigned to him or them by the Board of Directors or the Chief Executive Officer or their designees.

ARTICLE VIII.

Indemnification

Every person who is or was a director, officer or employee of the Corporation, or of any other corporation which he serves or served as such at the request of the Corporation, shall, in accordance with this Article VIII but not if prohibited by law, be indemnified by the Corporation as hereinafter provided against reasonable expense and any liability paid or incurred by him in connection with or resulting from any threatened or actual claim, action, suit or proceeding (whether brought by or in the right of the Corporation or such other corporation or otherwise), civil, criminal, administrative or investigative, in which he may be involved, as a party or otherwise, by reason of his being or having been a director, officer or employee of the Corporation or such other corporation, or by reason of any action taken or not taken in his capacity as such director, officer or employee, whether or not he continues to be such at the time such expense or liability shall have been paid or incurred.

As used in this Article VIII, the term “expense” shall mean counsel fees and disbursements and all other expenses (except any liability) relating to any such claim, action, suit or proceeding, and the term “liability” shall mean amounts of judgments, fines or penalties against, and amounts paid in settlement with respect to any such claim, action, suit or proceeding.

Any person referred to in the first paragraph of this Article VIII who has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit or proceeding of the character described in such first paragraph shall be reimbursed by the Corporation for his reasonable expense.

Any other person claiming indemnification under the first paragraph of this Article VIII shall be reimbursed by the Corporation for his reasonable expense and for any liability (other than any amount paid to the Corporation) if a Referee shall deliver to the Corporation his written finding that such person acted in good faith in what the person reasonably believed to be the best interests of the Corporation, and, in addition, with respect to any criminal action or proceeding, reasonably believed that his conduct was lawful.

The termination of any claim, action, suit or proceeding of the character described in the first paragraph of this Article VIII, by judgment, settlement (whether with or without court approval), adverse decision or conviction after trial or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a director, officer or employee did not meet the foregoing standards of conduct.

The person claiming indemnification shall at the request of the Referee appear before him and answer questions which the Referee deems relevant and shall be given ample opportunity to present to the Referee evidence upon which he relies for indemnification; and the Corporation shall, at the request of the Referee, make available to the Referee facts, opinions or other evidence in any way relevant for his finding which are within the possession or control of the Corporation.

As used in this Article VIII, the term “Referee” shall mean independent legal counsel (who may be regular counsel of the Corporation), or other disinterested person or persons, selected by the Board of Directors of the Corporation (whether or not a disinterested quorum exists) to act as such hereunder.

Any expense incurred with respect to any claim, action, suit or proceeding of the character described in the first paragraph of this Article VIII may be advanced by the Corporation prior to the final disposition thereof upon receipt of an undertaking made by or on behalf of the recipient to repay such advance if it is ultimately determined that he is not to be indemnified under this Article VIII or, if it is ultimately determined that he is to be indemnified under this Article VIII, to the extent that the advance exceeds the amount of the indemnification.

If any clause or provision of this Article VIII shall for any reason be determined to be invalid, all other provisions hereof shall not otherwise be affected thereby but shall remain in full force and effect.

The rights of indemnification provided in this Article VIII shall be in addition to any rights to which any such director, officer or employee may otherwise be entitled by contract or as a matter of law and, in the event of such person’s death, such rights shall extend to his heirs and legal representatives.

ARTICLE IX.

Certificates of stock

Section 1.                           Form. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chief Executive Officer, or the President, or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation certifying the number of shares owned by him in the Corporation. If such certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

Section 2.                           Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3.                           Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of stockholders or at any adjournment thereof, or entitled to receive payment of any dividend or distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other relevant action.

Section 4.                           Holder of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the General Corporation Law of the State of Delaware.

Section 5.                           Lost, Stolen or Destroyed Certificates. Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Corporation may require and shall, if the Corporation so requires, give the Corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Corporation and in an amount deemed by the Corporation sufficient to indemnify the Corporation, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost, stolen or destroyed.

ARTICLE X.

Notices

Section 1.                           Notice by Mail. Whenever under the provisions of the General Corporation Law of the State of Delaware, or of the Restated Certificate of Incorporation or of these By-Laws notice is required to be given to any director or stockholder, such notice may be given in writing by mail and/or electronic mail (if sent to the electronic mail address at which the stockholder has consented to receive notice) addressed to such director or stockholder at his address as it appears on the records of the Corporation by depositing the same in a post office or letter box, post prepaid and such notice shall be deemed to be given at the time when the same shall be thus mailed.

Section 2.                           Waiver of Notice. Any notice required to be given under these By-Laws, the Restated Certificate of Incorporation, or the General Corporation Law of the State of Delaware, may be waived in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, and such written waiver shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders or of the Board of Directors (or committees thereof) need be specified in any written waiver of notice.

ARTICLE XI.

Inspection Of Books

The Board of Directors shall determine from time to time whether and, if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may by statute be specifically open to inspection) or any of them shall be open to the inspection of the stockholders, and the stockholder's rights in this respect are and shall be restricted and limited accordingly.

ARTICLE XII.

Check And Notes

The moneys of the Corporation shall be deposited in the name of the Corporation in such bank or banks as the Chief Executive Officer, the President or a Vice President and the Treasurer or an Assistant Treasurer of the Corporation may from time to time designate, and all checks, notes, drafts and bills of exchange of the Corporation shall be signed by such officers or agents as the Chief Executive Officer, the President or a Vice President, and the Treasurer or an Assistant Treasurer of the Corporation may from time to time designate.

ARTICLE XIII.

Fiscal Year

The fiscal year shall begin the first day of January in each year.

ARTICLE XIV.

Amendments To The By-Laws

Section 1.                           By the Stockholders. Subject to the provisions of the Restated Certificate of Incorporation, these By-Laws may be altered, amended or repealed, or new By-Laws enacted, at any special meeting of the stockholders if duly called for that purpose (provided that in the notice of such special meeting, notice of such purpose shall be given), or at any annual meeting, by the affirmative vote of a majority of the stock represented and entitled to vote thereat.

Section 2.                           By the Board of Directors. Subject to the laws of the State of Delaware, the Restated Certificate of Incorporation and these By-Laws, these By- Laws may also be altered, amended or repealed, or new By-Laws enacted, by the Board of Directors at any meeting of the Board of Directors.